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                                                                    EXHIBIT 10.5


                                                               JAMES M. PHILLIPS
                                                     Chairman, President and CEO

I P I X

Mr. Steve Zimmermann
11330 Gates Mill Drive
Knoxville, Tennessee 37922

Re:      Employment with Interactive Pictures Corporation

Dear Steve:

The purpose of this letter is to offer you a position with Interactive Pictures Corporation ("IPIX"). IPIX is offering to employ you in the position of "Corporate Fellow" for a term of three years. During the term of your employment, your monthly compensation would equal $8,333.00 per month. You would be entitled to participate in all benefit plans that other employees of IPIX are entitled to participate in subject to the same eligibility requirements and other terms and conditions as other employees.

Your position would involve providing advice and guidance and consultation to IPIX on technical, engineering and other matters as assigned to you. IPIX may terminate your employment prior to the end of your three year employment term without good cause (as defined below) provided it pays you a lump sum severance payment equal to 12 months salary ($100,000.00). You would not be entitled to any other payments or benefits in the event of such termination. During the term of your employment, IPIX may terminate your employment immediately for good cause and you would not be entitled to any payment of any kind or any severance payment. As used in this letter, the term "good cause" means acts by you of an egregious nature which are harmful or detrimental to IPIX, its business or operations.

I hope that you will find this offer acceptable and agree to become an employee of IPIX in accordance with the terms described herein. If you wish to accept the terms of this offer of employment, please so indicate by executing a copy of this letter where indicated below and returning it to me. We can then move forward to expand and grow IPIX in a manner which will be beneficial to us all. If you have any questions, please do not hesitate to contact me. Offer expires July 1st, 1997, if not countersigned.

Very truly yours,

INTERACTIVE PICTURES CORPORATION

By:                                                  Agreed to and accepted:


/s/ James M. Phillips                                /s/ Steve Zimmermann
--------------------------------                     ---------------------------
James M. Phillips - President                        Steve Zimmermann




INTERACTIVE PICTURES CORPORATION
7325 OAK RIDGE HIGHWAY, KNOXVILLE, TN 37931-3476
PHONE: 423-690-5600     WEBSITE: HTTP:/WWW.IPIX.COM